                                                                  Exhibit 99.i.3


                            Administrative Personnel

                       FORM OF RESTRICTED STOCK AGREEMENT
                       ----------------------------------

         This Agreement is made this ___ day of ____________, 2001, (the "Award Date") by and between MCG Capital Corporation, a Delaware corporation (the "Company"), and the undersigned employee of the Company ("Employee").

         WHEREAS, the Employee is the holder of certain options (the "Options") to purchase shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), granted pursuant to the MCG Credit 1998 Stock Option Plan (the "Plan"),

          WHEREAS, the Employee and the Company desire to cancel such Options and the Company desires to terminate the Plan,

         WHEREAS, in consideration therefor, the Company desires to award (the "Award") to Employee shares of common stock, par value $0.01 per share of the Company (the "Common Stock") in two tiers (the "Tier 1 Award" and the "Tier 2 Award; the awarded shares with respect to the Tier 1 Award, the "Tier 1 Shares," the awarded shares with respect to the Tier 2 Award the "Tier 2 Shares," and together, the "Shares") subject to the restrictions and other terms and conditions set forth herein,

         WHEREAS, the Employee has previously advised the Company of its intention to make an election under Section 83(b) of the Code with respect to the number of Tier 1 Shares and Tier 2 Shares (as defined herein) as set forth on the Option Cancellation and Section 83(b) Election Intent Form submitted to the Company;

         WHEREAS, in connection with the Employee's election under Section 83(b) of the Code, the Company will make cash payments to the Employee (the "Tier 1 Cash Payment" and the "Tier 2 Cash Payment;" and together, the "Cash Payments");

         WHEREAS, it is a condition precedent to the Company's making of the Award and Cash Payments that the Employee enter into this Agreement with the Company concerning the rights and restrictions of the shares of Common Stock subject to the Award and any additional agreements described herein that the Company may require.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

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I. CANCELLATION OF OPTIONS AND OWNERSHIP OF SHARES

          1.1 Options. The Company hereby cancels the Options to purchase the
              -------
Class A Common Stock granted pursuant to the Plan. The Employee hereby agrees that the Options are cancelled and are null and void.

          1.2 Shares and Cash Payment. The Company hereby awards to the Employee
              -----------------------
the number of Tier 1 Shares and Tier 2 Shares set forth on Annex 1 subject to the restrictions and other terms and conditions set forth herein, including without limitation, the forfeiture restrictions set forth in Article IV hereof. The certificates representing the Shares subject to the forfeiture restrictions under Article IV shall be held in escrow by the Secretary of the Company as provided in, and in accordance with, Article V. Employee hereby agrees to deliver to the Secretary of the Company ten (10) originals of duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A). In addition, within 30 days of the date hereof, the Company will make Cash Payments to the Employee in the amounts set forth on Annex 1. The amount of the Cash Payments is intended to equal the estimated taxes attributable to the Employee's receipt of the Shares with respect to which Employee will make an election under Section 83(b) of the Code and the Cash Payments.

          1.3 Lapse of Restrictions. Subject to Sections 4.1, 4.2 and 4.3
              ---------------------
hereof, the forfeiture restrictions set forth herein shall lapse with respect to the Tier 1 and Tier 2 Shares in accordance with the Tier 1 Schedule and Tier 2 Schedule set forth on Annex 1 (any portion of the Shares with respect to which the restrictions have not lapsed in accordance with the appropriate Schedule, the "Forfeitable Shares").

          1.4 Restricted Securities. Employee hereby confirms that (i) Employee
              ---------------------
is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") and (ii) Employee has been informed that the Shares are restricted securities under the 1933 Act, and as such have not been and will not be registered under the 1933 Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and the Shares may not be resold or transferred unless the Shares are first registered under the federal securities laws and applicable state securities laws or unless an exemption from such registration is available. Accordingly, Employee hereby acknowledges that Employee is prepared to hold the Shares for an indefinite period. Employee agrees that Employee has been given access to information about the Company, the Company's financial condition and the Shares. Employee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares, the business of the Company and the merits and risks of investing in the Shares and to obtain such additional information which the Company possesses or can acquire without unreasonable effort or

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expense. Prior to Employee's acquisition of the Shares, Employee acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Employee has such knowledge and experience in financial and business matters so as to make him capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. Employee is able to bear the economic risk of his investment in the Shares.

          1.5 Restrictive Legends. In order to reflect the restrictions on
              -------------------
disposition of the Shares and the forfeiture restrictions, the stock certificates representing the Shares will be endorsed with the following restrictive legends:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF _____ __, 2001, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR STATE SECURITIES LAWS AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT."

          1.6 Definitions. Whenever the following terms are used in this
              -----------
Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

          "Affiliate" means, with respect to any Person, any other Person that,
           ---------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          "Beneficial Ownership" or "Beneficially Owned" means ownership within
           --------------------      ------------------
the meaning of Rule 13d-3 promulgated under the Exchange Act.

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          "Board" means the Board of Directors of the Company.
           -----

          "Cause" means (i) failure to perform reasonably assigned duties,
           -----
(ii) dishonesty or willful misconduct in the performance of an Employee's duties, (iii) an Employee's engaging in a transaction in connection with the performance of such Employee's duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit to the Employee, or
(iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of an Employee's duties.

          "Change in Capitalization" means any increase or reduction in the
           ------------------------
number of shares of Common Stock, or any change in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, change in corporate structure or substantially similar event.

          "Change in Control" means the occurrence of any of the following
           -----------------
events:

            (a) An acquisition in one or more transactions (other than directly from the Company) of any voting securities of the Company by any Person immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            (b) The individuals who, as of the date hereof are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger, the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board (or, with respect to the directors who are not "interested persons" as defined in the Investment Company Act of 1940, by a majority of the directors who are not "interested persons" serving on the Incumbent Board), such new

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director shall, for purposes of this Agreement, be considered as a member of the
Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

            (c) The consummation of:

               (i) A merger, consolidation or reorganization involving the Company (a "Merger") or an indirect or direct subsidiary of the Company, or to which securities of the Company are issued, unless:

                    (A) the stockholders of the Company, immediately before a Merger, own, directly or indirectly immediately following the Merger, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from the Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person or group of Persons(a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation,

                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for a Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation or (y) the ultimate Parent Corporation, if the ultimate Parent Corporation, directly or indirectly, owns fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation, and

                    (C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, any Subsidiary, or the ultimate Parent Corporation, or (4) any Person who, together with its Affiliates, immediately prior to a Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding voting securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of (x) the Surviving Corporation or (y) the ultimate Parent Corporation.

                    Each transaction described in clauses (A) through (C) above shall herein be referred to as a "Non-Control Transaction".


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                    (ii) A complete liquidation or dissolution of the Company
(other than where assets of the Company are transferred to or remain with a Subsidiary or Subsidiaries of the Company).

                    (iii) The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (A) a transfer to a Subsidiary, (B) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose, or (C) the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Committee" means the Compensation Committee of the Board, or another
           ---------
committee of the Board appointed by the Board to administer the Agreement.

          "Dividends" means all cash dividends (including Shares of Common Stock
           ---------
acquired through any dividend reinvestment program with respect to regular cash dividends), except for liquidating dividends.

          "Fair Market Value" on any date means the closing price per share of
           -----------------
Common Stock on such date and, when used with reference to shares of Common Stock for any period shall mean the average of the daily closing prices per share of Common Stock for such period. If the shares of Common Stock are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities

                                       6



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exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a "national market system security" or NASDAQ. If the shares of Common Stock are not so listed, admitted to trading or designated, Fair Market Value shall be as determined in good faith by the Board based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

          "Initial Public Offering" means the consummation of the first public
           -----------------------
offering of Shares pursuant to a registration statement (other than on Form S-8, Form S-4, or Form N-14 or a successor form thereto) filed with, and declared effective by, the Securities and Exchange Commission.

          "Measurement Date" shall mean the date of the completion of the
           ----------------
Initial Public Offering and such date shall be set forth on Annex 1.

          "Non-Forfeitable Shares" means any Shares with respect to which the
           ----------------------
restrictions have lapsed in accordance with the Schedules set forth in Annex 1.

          "Owner" includes the Employee and all subsequent holders of the Shares
           -----
who own such Shares pursuant to a Transfer from the Employee in accordance with
Section 3.1, Section 3.2 and Section 3.3 hereof.

          "Person" means "person" as such term is used for purposes of Section
           ------
13(d) or 14(d) of the Exchange Act, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or any group of Persons.

          "Plan" means the MCG Credit Corporation 1998 Stock Option Plan.
           ----

          "Schedule" shall refer to the Schedules set forth on Annex 1.
           ---------

          "Subsidiary" means any corporation which is a subsidiary corporation
           ----------
(within the meaning of Section 424(f) of the Code) with respect to the Company, except that for the purposes of the definition of a "Change in Control," Subsidiary is defined in such definition.

          "Termination of Employment" means the time when the employee-employer
           -------------------------
relationship between the Employee and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Employee by the Company or any Subsidiary, (ii) at the discretion of the

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Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee.

          "Transfer" means a transfer, sale, assignment, pledge, hypothecation
           --------
or other disposition of any Shares.

II. SPECIAL PROVISIONS

          2.1 Stockholder Rights. Subject to the forfeiture restrictions under
              ------------------
this Agreement, Employee (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow under Article V, but subject, however, to the transfer restrictions of Article III.

          2.2 Section 83(b) Election and Withholding of Taxes. Employee
              -----------------------------------------------
understands that all the Shares are considered subject to a substantial risk of forfeiture under Section 83 of the Code and that under Section 83(a) of the Code, upon the lapse of any forfeiture restrictions applicable to the Shares, Employee is required to include as compensation income the difference, if any, between the price paid for the Shares and their Fair Market Value on the date on which any such forfeiture restrictions applicable to such Shares lapse. Employee understands that he or she may, at the time of the execution and delivery of this Agreement, elect to include as compensation income an amount equal to the difference, if any, between the price paid for the Shares and the Fair Market Value of the Shares at the time the Shares are acquired hereunder rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code, substantially in the form of Exhibit B (with respect to the Tier 1 Shares) and Exhibit C (with respect to the Tier 2 Shares) hereto, with the Company and with the Internal Revenue Service within thirty (30) days of the Award Date hereunder. If Employee makes an election under Section 83(b) of the Code, Employee shall make a cash payment to the Company equal to the estimated taxes attributable to the Employee's receipt of the Cash Payments and such Shares, within thirty (30) days after the Award Date. The Employee agrees that the Company is authorized to use (and will use) all or a portion of the Cash Payments to satisfy the Employee's obligation to pay the estimated taxes under this Section 2.2 attributable to the Employee's receipt of the Cash Payments and the Shares to which the Employee will make an election under Section 83(b) of the Code. If the Employee does not make an election under Section 83(b) of the Code and is entitled to receive Shares under this Agreement, the Employee acknowledges that it shall not receive a Cash Payment and shall pay the estimated taxes attributable to such Shares for which an election under Section 83(b) of the Code is not made to the Company prior to the issuance of such Shares.

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          2.3 Market Stand-Off.
              ----------------

            (a) The Employee agrees to deliver a lock-up letter in the form previously distributed to the Employee by the Company in connection with the Initial Public Offering concurrently with the execution of this Agreement. After the Initial Public Offering, to the extent requested in writing by the Company in connection with, or the managing underwriter, if any, of, any registration statement filed under the 1933 Act (other than an S-8, S-4, or N-14 or any successor or applicable, equivalent forms) or in connection with any subsequent exchange offer or conversion relating to the securities registered under such registration statement, each Employee agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the 1933 Act, any Shares during the time period reasonably requested by the Company or the managing underwriter, not to exceed 180 days (such period, the "Employee Lockup"); provided that such agreement shall include the exceptions set forth in
Section 2.7(a) of the Second Amended and Restated Registration Rights Agreement among the Company and certain of its stockholders to be entered into prior to the Initial Public Offering, as amended from time to time, which includes a provision allowing the Employee to dispose of Shares in order to apply the proceeds thereof to repay interest or principal related to indebtedness due to the Company. This Section 2.3 shall only remain in effect for the one (1) year period immediately following the effective date of the Company's Initial Public Offering and shall thereafter terminate and cease to be in force or effect and, in any event, no Employee Lockup shall extend beyond such one year period.

            (b) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 2.3 to the same extent the Shares are at such time covered by such provisions.

          2.4 Stop Transfer. In order to enforce the provisions of Section 2.3,
              -------------
the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.





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III. TRANSFER RESTRICTIONS

          3.1 Restrictions on Transfer of Forfeitable Shares. The Employee shall
              ----------------------------------------------
not transfer, assign, encumber, or otherwise dispose of all or any part of the Forfeitable Shares, other than to the Company. Subject to Section 3.3 below, such restrictions on transfer of the Forfeitable Shares shall not apply with respect to Transfers of the type described in Section 3.2(a) below (whether or not an Initial Public Offering by the Company has occurred) provided the Employee receives the Company's written consent prior to such Transfer.

          3.2 Restrictions on Transfer of Non-Forfeitable Shares. The Employee
              --------------------------------------------------
shall not transfer, assign, encumber, or otherwise dispose of all or any part of the Non-Forfeitable Shares (as defined below), except in compliance with the provisions of Sections 3.2(a) through (c) and Section 3.3 below.

            (a) The following Transfers of Non-Forfeitable Shares shall be permitted:

               (i) a Transfer made by the Employee to the Company; and

               (ii) a Transfer made to any of the following "Permitted Transferees":

                    (A) upon the death of the Employee to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Employee's Estate") or a Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Shares in accordance with the terms of this Agreement;

                    (B) a Transfer made to a trust or custodianship the beneficiaries of which include only the Employee, his spouse, his life partner, his descendants, including adopted children, his ancestors, his siblings, and spouses and life partners of his descendants, ancestors and siblings (an "Employee's Trust"); or

                    (C) a Transfer made to a partnership, limited liability company, corporation or other entity all of the owners of which are included in subparagraph B above (an "Employee's Entity"); or

                    (D) a Transfer to an organization which is exempt from federal income taxation under Section 501(c)(3) of the Code;

            (b) Immediately prior to any Transfer of Shares to an Employee's Trust or an Employee's Entity, the Employee shall provide the Company with a copy of the instruments creating the Employee's Trust or Employee's Entity and with the identity of the beneficiaries, partners, members or shareholders of the Employee's Trust or Employee's Entity, as the case may be. The Employee shall notify the Company prior to any change in the identity of any beneficiary, partner, member or shareholder of the Employee's Trust or Employee's Entity, as the case may be.

            (c) The restrictions on Transfer set forth in this Section 3.2 shall terminate upon an Initial Public Offering by the Company.

          3.3 Restrictions on Transfer of Shares; Transferee Obligations.
              ----------------------------------------------------------

            (a) No Transfer of Shares, whether or not permitted by Sections 3.1 or 3.2 hereof, shall be made or recorded on the books of the Company, and any such Transfer shall be void and of no effect, unless:

               (i) Such Transfer of the Shares is made pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom with respect to which the Company may, upon request, require a satisfactory opinion of counsel retained by the Employee (which counsel shall be acceptable to the Company) to the effect that such Transfer is exempt from the provisions of Section 5 of the 1933 Act and applicable state securities laws; and

               (ii) Each person (other than the Company) to whom the Shares (whether Forfeitable Shares or Non-Forfeitable Shares) are transferred by means of one of the Transfers specified in Sections 3.1 and 3.2 above shall, as a condition precedent to the validity of such Transfer, agree in writing to the Company to be bound by the terms and provisions of this Agreement and acknowledge that any such transferred Shares shall be subject to the terms and provisions of this Agreement, including without limitation (1) the restrictions on transfer contained in Sections 3.1, 3.2, and 3.3 as applicable, (2) the forfeiture restrictions contained in Section 4, (3) the market stand-off provisions of Section 2.3 above, and (4) the escrow provisions pursuant to
Article V, to the same extent as if such Shares continued to be owned by the Employee.

            (b) No Transfer of Shares in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

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IV. FORFEITURE OF FORFEITABLE SHARES

          4.1 Forfeiture of Forfeitable Shares. Subject to Section 4.2, and
              --------------------------------
unless the Committee provides otherwise in its sole discretion, the following provisions shall apply in the event of the Employee's Termination of Employment. With respect to both the Tier 1 and Tier 2 Shares, upon a Termination of Employment by the Company for any reason (including, without limitation, for Cause) or by the Employee for any reason (including death or disability), then, for purposes of determining the Non-Forfeitable Shares, the Employee will be considered to remain an Employee through the end of the applicable calendar year quarter in which the Termination of Employment occurs. The Employee will forfeit any Forfeitable Shares at the end of the applicable calendar year quarter in which the Termination of Employment occurs.

          4.2 Change in Control. Upon a Change in Control, the forfeiture
              -----------------
restrictions on the Forfeitable Shares shall immediately lapse. The Company shall assign this Agreement and its rights, together with its obligations, hereunder in connection with a Change in Control.

          4.3 Additional Shares or Substituted Securities. In the event of a
              -------------------------------------------
Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) which is by reason of any such Change in Capitalization distributed with respect to the Shares shall be immediately subject to the restrictions set forth herein, but only to the extent the Shares are at the time covered by such restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder in order to reflect the effect of any such transaction upon the Company's capital structure.

V. ESCROW

          5.1 Deposit. Upon issuance, the certificates for the Shares shall be
              -------
deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by ten duly executed Assignment Separate from Certificates in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.3 below. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued an instrument of deposit acknowledging the number of Shares (or other assets and securities) delivered in escrow to the Secretary of the Company.

          5.2 Recapitalization. All Dividends shall be paid directly to the
              ----------------
Owner and shall not be held in escrow. However, in the event of a Change in Capitalization, any new, substituted or additional securities or other property (excluding Dividends) which is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Secretary of the Company to be held in escrow under this Article V, but only to the extent the Shares are at the time subject to the escrow requirements of Section 5.1 above.

          5.3 Release/Surrender. The Shares, together with any other assets or
              -----------------
securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for cancellation:

            (a) The certificates for Shares (excluding Dividends) shall be released from escrow and delivered to the Owner as the restrictions on the Forfeitable Shares lapse in accordance with the Schedule or as otherwise set forth herein, upon the request of the Owner.

            (b) In the event Forfeitable Shares are forfeited hereunder, the certificates representing such forfeited Shares shall be surrendered to the Company.

            (c) Notwithstanding anything to the contrary contained in this
Section 5.3, all Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 5.3(a) hereof shall nevertheless remain subject to the market stand-off provisions of Section 2.3 above, and the transfer restrictions set forth in Sections 3.2 and 3.3 until such provisions terminate in accordance with their terms.

VI. GENERAL PROVISIONS

          6.1 No Employment or Service Contract. Nothing in this Agreement shall
              ----------------------------------
confer upon the Employee any right to continue in the service of the Company (or any subsidiary corporation of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary corporation of the Company employing or retaining Employee) or the Employee, which rights are hereby expressly reserved by each, to terminate the employee status of Employee at any time for any reason whatsoever, with or without Cause, subject to the provisions of any employment agreement between the Company and the Employee.

          6.2 Notices. Any notice required in connection with this Agreement
              -------
shall be given in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or telecopied to the recipient at the address indicated on Annex 1 or at such other address as such party may designate by ten
(10) days' advance written notice under this Section 6.2 to all other parties to this Agreement.

          6.3 No Waiver. No waiver of any breach or condition of this Agreement
              ---------
shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          6.4 Amendment. This Agreement may be modified, amended, suspended or
              ---------
terminated, and terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

          6.5 Employee Undertaking. Employee hereby agrees to take whatever
              --------------------
additional action and execute whatever additional documents the Company may, in its judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Employee or the Shares pursuant to the express provisions of this Agreement.

          6.6 Agreement Is Entire Contract. This Agreement constitutes the
              ----------------------------
entire agreement between the parties hereto with regard to the subject matter hereof.

          6.7 Governing Law. This Agreement shall be governed by, and construed
              --------------
in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to conflict of laws principles thereof.

          6.8 Counterparts. This Agreement may be executed in counterparts, each
              ------------
of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

          6.9 Successors and Assigns. The provisions of this Agreement shall
              ----------------------
inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Employee and the Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          6.10 Rescission. This Agreement shall be rescinded and shall be null
               -----------
and void if the Company's Initial Public Offering does not occur within twenty
(20) days of the Award Date. Upon the rescission of this Agreement, the Shares shall be automatically cancelled and surrendered to the Company.

          6.11 Consistent Tax Reporting. Employee agrees that by making the
               ------------------------
election under Section 83(b) of the Code with respect to some or all of the Shares, Employee will be treated as the owner of such Shares as of the Award Date. Employee further agrees that it will report the Cash Payments as taxable compensation income in the year of the Award Date.

          6.12 Excise Tax Limitation.
               ----------------------

            (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for the benefit of the Employee by the Company, any affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code, and the regulations thereunder), or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Employee received the entire amount of such Total Payments. Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee's rights and entitlements to any benefits or compensation.

            (b) The determination of whether the Total Payments shall be reduced as provided in Section 6.12(a) and the amount of such reduction shall be made at the Company's expense by an accounting firm selected by the Company from among the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Employee within ten (10) days of the Termination of Employment date. If the Accounting Firm determines that no Excise Tax is payable by the Employee with respect to the Total Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and the Employee. If the Accounting Firm determines that an Excise Tax would be payable, the Employee shall have the right to accept the Determination of the Accounting Firm as to the extent of the reduction, if any, pursuant to Section 6.12(a), or to have such Determination reviewed by an accounting firm selected by the Employee, at the expense of the Company, in which case the determination of such second accounting firm shall be binding, final and conclusive upon the Company and Employee.

          6.13 Severability. The provisions of this Agreement shall be deemed
               ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                                      * * *

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first indicated above.

                                 THE COMPANY:

                                   MCG CAPITAL CORPORATION

                                   By:
                                       --------------------------------
                                       Name:
                                       Title:


                                    THE EMPLOYEE:


                                    By: --------------------------------
                                         Name:

Annex 1

                             MCG CAPITAL CORPORATION

                           RESTRICTED STOCK AGREEMENT

Name:    _____________________________________

Address: _____________________________________

Tier 1 Shares
-------------

         (a)      Number of Tier 1 Shares Awarded:
                                                     ---------------------------

         (b)      Tier 1 Cash Payment:*
                                                     ---------------------------

Tier 2 Shares
-------------

         (a)      Number of Tier 2 Shares Awarded:
                                                     ---------------------------

         (b)      Tier 2 Cash Payment:*
                                                     ---------------------------

Measurement Date:
                                                     ---------------------------

Tier 1 Schedule:

         All Tier 1 Shares covered hereby shall remain subject to the restrictions and other terms and conditions set forth in this Agreement during the period measured from the Award Date and ending on the Measurement Date. From and after the Measurement Date, subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.3 and 4.1 shall lapse with respect to one-twelfth (1/12) of the Tier 1 Shares (i) on the Measurement Date (if on such date the Employee is then employed by the Company), and (ii) on the last day of each of the eleven (11) calendar year quarters beginning March 31, 2002, (if on each such date the Employee is then employed by the Company). Thus, such restrictions with respect to all the Tier 1 Shares will lapse on September 30, 2004.


--------
* The Cash Payments are intended to pay the estimated taxes attributable to your receipt of the Shares with respect to which you will make an election under Section 83(b) of the Code and the Cash Payments. The above Cash Payments are calculated at a price of $____ per share of Common Stock. The exact amounts of the Cash Payments may differ to the extent that the closing price on the date the Initial Public Offering occurs is not $____ per share of Common Stock.

Tier 2 Schedule:

         All Tier 2 Shares covered hereby shall remain subject to the restrictions and other terms and conditions set forth in this Agreement during the period measured from the Award Date and ending on the Measurement Date. From and after the Measurement Date, subject to the restrictions and other terms and conditions set forth in this Agreement, the restrictions set forth in Sections 3.1, 3.3 and 4.1 shall lapse with respect to one-sixteenth (1/16) of the Tier 2 Shares (i) on the Measurement Date (if on such date the Employee is then employed by the Company), and (ii) on the last day of each of the fifteen (15) calendar year quarters beginning March 31, 2002, (if on each such date the Employee is then employed by the Company). Thus, such restrictions with respect to all the Tier 2 Shares will lapse on September 30, 2005.

                                    EXHIBIT A

                      Assignment Separate from Certificate

         FOR VALUE RECEIVED and subject to the terms and conditions set forth in
Section 1.2 of that certain Restricted Stock Agreement by and between the undersigned ("Employee") and MCG Capital Corporation, a Delaware corporation (the "Company"), Employee does hereby assign and transfer to the Company ____________ (_____) shares of the Common Stock, par value of $0.01 per share, of the Company standing in Employee's name on the books of said Company and represented by Certificate No. ___, which is delivered herewith, and Employee does hereby irrevocably constitute and appoint the principals of the Company as Employee's Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated as of ___________________, 2001


                                               Signature ____________________
                                                                 [Name]

                                                         ____________________
                                                             Print Name

                                    EXHIBIT B

                   ELECTION TO INCLUDE TIER 1 SHARES IN GROSS

                     INCOME PURSUANT TO SECTION 83(b) OF THE

                              INTERNAL REVENUE CODE

         The undersigned has been allocated shares of Common Stock, par value $.01 per share (the "property"), of MCG Capital Corporation, a Delaware corporation (the "Company"), on September ___, 2001 pursuant to a Restricted Stock Agreement dated as of that date between the Company and the undersigned. The property is subject to a substantial risk of forfeiture and is non-transferable as described below. The undersigned desires to make an election to have the property taxed under the provision of the Internal Revenue Code of 1986, as amended (the "Code") ss. 83(b) at the time he is allocated the property.

         Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the property (described below), to report as taxable income for calendar year 2001 the excess (if any) of the property's fair market value on the date the property is allocated over the purchase price thereof.

         The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e).

                    (1) The person who performed the services is:

                           Name:
                           Address: c/o MCG Capital Corporation
                           1100 Wilson Boulevard
                           Suite 800
                           Arlington, VA  22209
                           Taxpayer Ident. No.:
                           Taxable Year:  Calendar Year 2001

                    (2) The property with respect to which the election is being made is _____ shares of the common stock of the Company.

                    (3) The property was transferred on ________, 2001. The taxable year to which this election relates is calendar year 2001.

                    (4) The property is subject to forfeiture until restrictions lapse. Subject to restrictions under federal and state securities laws, the property as to which the forfeiture restrictions have lapsed is freely transferable but property as to which the forfeiture restrictions have not lapsed may not be transferred (except for certain limited, specified instances). Restrictions with respect to one-twelfth (1/12) of the shares of common stock subject to forfeiture lapse on the date of the completion of the Company's initial public offering. Restrictions with respect to one-eleventh (1/11) of the remaining shares of common stock subject to forfeiture lapse on the last day of each of the eleven (11) consecutive calendar year quarters beginning March 31, 2002.

                    (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $______ per share.

                    (6) The amount paid for the property is $0 per share.

                    (7) A copy of this statement was furnished to the Company, for whom Employee rendered the service underlying the transfer of property.

                    (8) This statement is executed as of: ________, 2001.



                  ---------------------------
                  Name:

                                    EXHIBIT C

                   ELECTION TO INCLUDE TIER 2 SHARES IN GROSS

                     INCOME PURSUANT TO SECTION 83(b) OF THE

                              INTERNAL REVENUE CODE

         The undersigned has been allocated shares of Common Stock, par value $.01 per share (the "property"), of MCG Capital Corporation, a Delaware corporation (the "Company"), on September ___, 2001 pursuant to a Restricted Stock Agreement dated as of that date between the Company and the undersigned. The property is subject to a substantial risk of forfeiture and is non-transferable as described below. The undersigned desires to make an election to have the property taxed under the provision of the Internal Revenue Code of 1986, as amended (the "Code") ss. 83(b) at the time he is allocated the property.

         Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the property (described below), to report as taxable income for calendar year 2001 the excess (if any) of the property's fair market value on the date the property is allocated over the purchase price thereof.

         The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e).

                    (1) The person who performed the services is:
                           Name:
                           Address: c/o MCG Capital Corporation
                           1100 Wilson Boulevard
                           Suite 800
                           Arlington, VA  22209
                           Taxpayer Ident. No.:
                           Taxable Year:  Calendar Year 2001

                    (2) The property with respect to which the election is being made is _____ shares of the common stock of the Company.

                    (3) The property was transferred on ________, 2001. The taxable year to which this election relates is calendar year 2001.

                    (4) The property is subject to forfeiture until restrictions lapse. Subject to restrictions under federal and state securities laws, the property as to which the forfeiture restrictions have lapsed is freely transferable but property as to which the forfeiture restrictions have not lapsed may not be transferred (except for certain limited, specified instances). Restrictions with respect to one-sixteenth (1/16) of the shares of common stock subject to forfeiture lapse on the date of the completion of the Company's initial public offering. Restrictions with respect to one-fifteenth (1/15) of the remaining shares of common stock subject to forfeiture lapse on the last day of each of the fifteen (15) consecutive calendar year quarters beginning March 31, 2002.

                    (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $______ per share.

                    (6) The amount paid for the property is $0 per share.

                    (7) A copy of this statement was furnished to the Company, for whom Employee rendered the service underlying the transfer of property.

                    (8) This statement is executed as of: ________, 2001.



                  ---------------------------
                  Name:





                                       2